Exhibit 99.1
Surfside 3 Marina, Inc. and Operating Affiliates
Combined Financial Statements
Year Ended December 31, 2004
(With Independent Certified Public Accountants Report Thereon)

Surfside 3 Marina, Inc. and Operating Affiliates
Combined Financial Statements
Year Ended December 31, 2004
Contents

Report of Independent Certified Public Accountants	1

Combined Financial Statements

Combined Balance Sheet	2
Combined Statement of Income and Retained Earnings	3
Combined Statement of Cash Flows	4
Notes to Combined Financial Statements	5

Report of Independent Certified Public Accountants
To the Board of Directors
Surfside 3 Marina, Inc. and Operating Affiliates
We have audited the accompanying combined balance sheet as of December 31, 2004 of Surfside 3 Marina, Inc. and Operating Affliates (as listed in Note 1 to the accompanying financial statements) (the “Company”), and the related combined statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 2004, of the Company, and the combined results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.
/s/ ERNST & YOUNG LLP
Tampa, Florida
April 28, 2006

SURFSIDE 3 MARINA, INC. AND OPERATING AFFILIATES
Combined Balance Sheets

	December 31,	September 30,
	2004	2005
		(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$9,078,664	$9,504,476
Receivables, net of allowance for doubtful accounts of $415,000, at December 31, 2004 and September 30, 2005 (unaudited)	3,551,945	5,637,072
Inventories	65,957,414	68,208,000
Prepaid expenses and other	717,328	1,248,119

Total current assets	79,305,351	84,597,667

Fixed assets, net	4,394,752	4,551,655

OTHER ASSETS:
Notes receivable, net of current portion	323,894	340,207
Due from Affiliates	—	1,152,320
Security deposits	18,735	24,736
Intangible assets, net	186,664	186,664

Total other assets	529,293	1,703,927

Total assets	$84,229,396	$90,853,249

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current installments of long-term debt	$97,740	$67,735
Floor plan payable	52,421,666	49,307,281
Customer deposits	4,634,575	7,030,740
Accrued expenses and taxes payable	682,070	845,103
Due to Affiliates	679,986	—
Deferred rent payable	204,093	128,937

Total current liabilities	58,720,130	57,379,796

Long-term debt, net of current installments	235,235	251,472
Shareholders’ loans	4,702,952	3,758,639

Total liabilities	63,658,317	61,389,907

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	114,000	114,000
Paid-in capital	96,000	96,000
Retained earnings	20,361,079	29,253,342

Total shareholders’ equity	20,571,079	29,463,342

Total liabilities and shareholders’ equity	$84,229,396	$90,853,249

See accompanying notes.

SURFSIDE 3 MARINA, INC. AND OPERATING AFFILIATES
Combined Statements of Income and Retained Earnings

	Year Ended	Nine Months Ended
	December 31,	September 30,
	2004	2005	2004
		(Unaudited)

Net sales	$139,027,749	$116,196,022	$119,352,598
Cost of sales	109,062,694	92,145,266	96,390,224

Gross profit	29,965,055	24,050,756	22,962,374

Operating expenses	23,797,441	15,411,184	14,021,005

Operating income	6,167,614	8,639,572	8,941,369

Other income, net	201,463	289,509	146,089

Income before taxes	6,369,077	8,929,081	9,087,458

Provision (benefit) for income taxes	76,695	(23,182)	67,235

Net income	$6,292,382	$8,952,263	$9,020,223

Retained earnings, beginning of period	$22,480,783	$20,361,079	$20,415,889
Net income	6,292,382	8,952,263	9,020,223
Shareholders’ distributions	(8,412,086)	(60,000)	(2,000,000)

Retained earnings, end of period	$20,361,079	$29,253,342	$27,436,112

See accompanying notes.

SURFSIDE 3 MARINA, INC. AND OPERATING AFFILIATES
Combined Statements of Cash Flows

	Year Ended	Nine Months Ended
	December 31,	September 30,
	2004	2005	2004
		(Unaudited)

Operating activities
Net income	$6,292,382	$8,952,263	$9,020,223
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	420,841	311,295	358,400
Provision for doubtful accounts	82,682	26,785	58,350
Amortization of deferred rent	36,294	(75,156)	—
Change in:
Decrease (increase) in receivables	7,426,480	(2,120,962)	3,066,508
(Increase) decrease in inventories	(11,891,121)	(2,250,586)	768,744
Decrease (increase) in prepaid expenses and other	517,065	(530,791)	(1,721,302)
Net increase (decrease) in floor plan payable, manufacturer affiliated	35,173,566	3,032,438	24,042,602
(Decrease) increase in customer deposits	(1,090,019)	2,396,165	833,420
Increase in accrued expenses and taxes payable	325,498	163,033	425,540

Net cash provided by operating activities	37,293,668	9,904,484	36,852,485

Investing activities
Issuance of notes receivable	(200,000)	(109,051)	(56,759)
Collection of notes receivable	78,457	101,787	—
Increase in security deposits	(179)	(6,000)	—
Capital expenditures	(878,269)	(468,198)	(574,027)
Net increase (decrease) in due to affiliates	248,932	(1,732,306)	235,011

Net cash used in investing activities	(751,059)	(2,213,768)	(395,775)

Financing activities
Principal payments of long-term debt	(274,659)	(157,705)	(96,282)
Issuance of long-term debt	57,803	—	29,804
Net decrease in floor plan payable, non-manufacturer affiliated	(26,550,290)	(6,146,823)	(27,296,608)
Net shareholders’ distributions	(5,894,018)	(960,376)	(3,875,380)

Net cash used in financing activities	(32,661,164)	(7,264,904)	(31,238,466)

Net increase in cash and cash equivalents	3,881,445	425,812	5,218,244
Cash and cash equivalents, beginning of period	5,197,219	9,078,664	5,197,219

Cash and cash equivalents, end of period	$9,078,664	$9,504,476	$10,415,463

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest expense	$556,981	$841,796	$604,411

Income taxes	$51,352	$500	$67,235

See accompanying notes.

SURFSIDE 3 MARINA, INC. AND OPERATING AFFILIATES
Notes to Combined Financial Statements
(Information as of September 30, 2005 and for the nine months ended September 30, 2005 is unaudited)
1. Principles of Combination
Surfside 3 Marina, Inc. and Operating Affiliates (the Company) is comprised of the following entities at December 31, 2004 and September 30, 2005:

			Outstanding # of	Authorized # of
			Common Stock	Common Stock
Company Title	State	Par Value	Shares	Shares

Surfside 3 Marina, Inc.	NY	No Par Value	115	200
Surfside 3 Marina of CT, Inc.	CT	No Par Value	100	200
Surfside 3 of Manhattan, Inc.	NY	No Par Value	100	200
Surfside 3 Yacht Sales, Inc.	FL	No Par Value	100	200
Suncoast Yacht Brokerage of NY, Inc.	NY	No Par Value	100	200

			515	1,000

The accompanying combined financial statements include the accounts of the aforementioned entities which include all commonly controlled affiliates related to the Company’s retail marina operations. All inter-company transactions and balances have been eliminated in combination.
2. Business Description, Seasonality and Weather and Summary of Significant Accounting Policies
Business Description
The Company sells a variety of boats, pursuant to distribution agreements, and related accessories and parts. Showrooms and marinas are located in Copiague, Lindenhurst and Manhattan, New York and South Norwalk, Connecticut.
Seasonality and Weather
The Company’s business, as well as the entire recreational boating industry, is highly seasonal. The Company generally realizes significantly lower sales and higher levels of inventories in the quarterly periods ending December 31 and March 31.
The Company’s business is also subject to weather patterns, which may adversely affect the results of operations. For example, unseasonably cool weather and prolonged winter conditions may lead to a shorter selling season.
Concentration of Credit Risks
Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents and receivables.
The Company maintains cash balances at several institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2004 and September 30, 2005, the Company’s uninsured cash balances amounted to approximately $8,474,000 and $8,903,000 (unaudited), respectively.

SURFSIDE 3 MARINA, INC. AND OPERATING AFFILIATES
Notes to Combined Financial Statements (Continued)
2. Business Description, Seasonality and Weather and Summary of Significant Accounting Policies (continued)
The Company purchases approximately 65% of new boats from a single supplier, with the balance of new boat purchases from a second supplier.
Intangible Assets
We account for identifiable intangible assets in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS 141), and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142). We have determined that our most significant acquired identifiable intangible assets are the dealer agreements, which are indefinite-lived intangible assets. SFAS 142 requires that goodwill and indefinite-lived intangible assets be tested for impairment at least annually and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. If the carrying amount of goodwill or an identifiable intangible asset exceeds its fair value, we would recognize an impairment loss. We measure any potential impairment based on various business valuation methodologies, including a projected discounted cash flow method. To date, we have not recognized any impairment of identifiable intangible assets in the application of SFAS 142.
There was no identifiable intangible asset amortization expense for the fiscal year ended December 31, 2004. Accumulated amortization of identifiable intangible assets was approximately $213,000 at December 31, 2004 and at September 30, 2005 (unaudited).
Revenue Recognition
We recognize revenue from boat, motor, and trailer sales and parts, service, and storage operations at the time the boat, motor, trailer, or part is delivered to or accepted by the customer or service is completed. We recognize commissions earned from a brokerage sale at the time the related brokerage transaction closes.
Use of Estimates
Management uses estimates and assumptions in preparing financial statements in conformity with accounting principles generally accepted in the United States. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Accordingly, actual results could differ from those estimates.

SURFSIDE 3 MARINA, INC. AND OPERATING AFFILIATES
Notes to Combined Financial Statements (Continued)
2. Business Description, Seasonality and Weather and Summary of Significant Accounting Policies (continued)
Doubtful Accounts
The Company reviews individual customers’ credit histories before extending credit, and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, and historical and economic trends.
Inventories
Inventories are stated at the lower of cost (as determined on the first-in, first-out basis) or market.
Advertising
The Company expenses advertising costs, as incurred. Advertising expense amounted to approximately $784,000 for the year ended December 31, 2004.
Shipping and Handling Costs
Shipping and handling costs are expensed as incurred, and are included in operating expenses. For the year ended December 31, 2004 shipping and handling costs amounted to approximately $130,000.
Depreciation
Depreciation is calculated by using the straight-line and accelerated methods over the estimated useful lives of the related assets. Maintenance and repairs are charged to operations as incurred, and improvements are capitalized.
Income Taxes
The Company has elected Subchapter “S” status in accordance with the Internal Revenue and applicable State tax codes. Income taxes provided represent state and local income taxes.
Customer Deposits
The Company ordinarily receives substantial payments on boat sale contracts prior to delivery of merchandise and change of titles. Sales are recorded at the time the customer takes delivery of the boat.

SURFSIDE 3 MARINA, INC. AND OPERATING AFFILIATES
Notes to Combined Financial Statements (Continued)
2. Business Description, Seasonality and Weather and Summary of Significant Accounting Policies (continued)
Comprehensive Income
As there are no items related to comprehensive income, net income equals comprehensive income.
3. Receivables, Net
At December 31, 2004 and September 30, 2005, receivables were comprised of the following:

	December 31,	September 30,
	2004	2005
		(Unaudited)

Trade, gross	$2,499,889	$2,052,602
Allowance for doubtful accounts	(415,000)	(415,000)

	2,084,889	1,637,602
Commissions	1,354,136	3,895,600
Current portion of long-term notes	112,920	103,870

Total receivables, net	$3,551,945	$5,637,072

4. Inventories
At December 31, 2004 and September 30, 2005, inventory components were as follows:

	December 31,	September 30,
	2004	2005
		(Unaudited)

New boats	$51,700,557	$53,920,550
Used boats	13,429,472	13,346,926
Parts, accessories, and gasoline	827,385	940,524

Total inventory	$65,957,414	$68,208,000

SURFSIDE 3 MARINA, INC. AND OPERATING AFFILIATES
Notes to Combined Financial Statements (Continued)
5. Fixed Assets, Net
The following comprises the elements of fixed assets, at cost, less accumulated depreciation, at December 31, 2004 and September 30, 2005:

	December 31,	September 30,	Estimated Useful
	2004	2005	Asset Lives
		(Unaudited)

Improvements	$5,300,928	$5,637,185	20-39 years
Furniture and fixtures	472,820	499,343	7 years
Machinery and equipment	1,945,449	2,036,932	5-7 years
Delivery equipment	597,554	611,488	5 years

	8,316,751	8,784,948
Less: accumulated depreciation	(3,921,999)	(4,233,293)

Fixed assets, net	$4,394,752	$4,551,655

Depreciation expense amounted to approximately $421,000 for the year ended December 31, 2004.
6. Intangible Assets, Net
Intangible assets were comprised of the following at December 31, 2004 and September 30, 2005:

			Carrying
Location	Purpose	Cost	Value

Connecticut	Dealer Agreement	$400,000	$186,664
7. Floor Plan Payable
The Company finances new boat purchases under a maximum credit line of $60,000,000 with Brunswick Acceptance Company, and a maximum credit line of $10,000,000 with GE Commercial Distribution Finance. The Company repays such advances with interest at the rate of prime minus 0.85 percent from August 2004 through December 2005, and at the rate of prime plus 0.60 percent thereafter. The credit line is evaluated annually by the lending institution. The collateral is the first position in each watercraft financed, a primary position on the balance of all assets not otherwise encumbered, a second position on all other assets, and the personal guarantee of two of the majority shareholders.
Interest expense amounted to approximately $525,000 for the year ended December 31, 2004.

SURFSIDE 3 MARINA, INC. AND OPERATING AFFILIATES
Notes to Combined Financial Statements (Continued)
At December 31, 2004 and September 30, 2005, the floor plan payable was comprised of:

	December 31,	September 30,
	2004	2005
		(Unaudited)

Floor plan payable — manufacturer affiliated: Brunswick Acceptance Company	$35,173,566	$38,206,004

Floor plan payable — non-manufacturer affiliated: GE Commercial Distribution Finance	17,248,100	11,101,277

	$52,421,666	$49,307,281

8. Long-Term Debt
At December 31, 2004, long-term debt consisted of the following:

	Monthly	Interest			Carrying
Lending Institution	Payment	Rate	Maturity Date	Collateral	Value

Ganis Credit	$3,840	4.99%	04/17/2008	Forklift	$141,215
Citicorp	2,218	7.95	05/14/2008	Forklift	79,388
Dodge Credit	576	6.00	05/28/2009	Vehicle	26,769
Chrysler Financial	299	5.90	11/01/2007	Vehicle	23,046
GMAC	401	5.00	10/28/2008	Vehicle	16,773
Ford Motor Credit	505	7.75	03/27/2007	Vehicle	12,486
Wells Fargo	282	11.09	11/08/2008	Vehicle	10,353
North Fork Bank	2,247	8.00	04/01/2005	Forklift	9,624
Dodge Credit	425	9.99	08/06/2006	Vehicle	7,798
Dodge Credit	291	5.99	08/09/2006	Vehicle	5,523

					332,975
Less: current installments					(97,740)

Long-term debt, net of current installments					$235,235

SURFSIDE 3 MARINA, INC. AND OPERATING AFFILIATES
Notes to Combined Financial Statements (Continued)
8. Long-Term Debt (continued)
At September 30, 2005, long-term debt consisted of the following:

	Monthly	Interest			Carrying
Lending Institution	Payment	Rate	Maturity Date	Collateral	Value

(Unaudited)

Shareholder	$1,817	10.00%	10/31/2015	Unsecured	$138,187
Ganis Credit	3,840	4.99	04/17/2008	Forklift	111,448
Dodge Credit	576	6.00	05/28/2009	Vehicle	22,707
Chrysler Financial	299	5.90	11/01/2007	Vehicle	21,339
GMAC	401	5.00	10/28/2008	Vehicle	13,739
Wells Fargo	282	11.09	11/08/2008	Vehicle	8,681
Dodge Credit	291	5.99	08/09/2006	Vehicle	3,106

					319,207
Less: current installments					(67,735)

Long-term debt, net of current installments					$251,472

Maturities of long-term debt over the next five years at December 31, 2004 and September 30, 2005 are as follows:

	December 31,	September 30,
	2004	2005
		(Unaudited)

2005	$97,740	$—
2006	91,091	67,735
2007	102,136	68,649
2008	39,179	67,269
2009	2,829	16,467
2010	—	12,461
Thereafter	—	86,626

	$332,975	$319,207

During the year ended December 31, 2004 interest expense amounted to approximately $39,000.
9. Commitments and Contingencies
Lease Commitments
The Company is obligated under the terms of its Connecticut operating lease. The annual minimum lease payments are approximately $123,000, with clauses for real estate escalation and rent increases. The lease expires January 31, 2013. For the year ended December 31, 2004 rent

SURFSIDE 3 MARINA, INC. AND OPERATING AFFILIATES
Notes to Combined Financial Statements (Continued)
9. Commitments and Contingencies (continued)
expense was approximately $113,000. An interest bearing security deposit of $7,000 has been deposited with the landlord.
The Company is obligated under the terms of its Manhattan operating lease. The annual minimum lease payments are approximately $247,000, with clauses for real estate escalation and rent increases. The lease expires April 2006. For the year ended December 31, 2004 rent expense was approximately $262,000. A $10,000 security deposit has been deposited with the landlord.
Minimum payments of the two operating leases noted above over the next five years at December 31, 2004 and September 30, 2005 are as follows:

	December 31,	September 30,
	2004	2005
		(Unaudited)

2005	$399,642	$—
2006	122,152	267,083
2007	127,039	123,000
2008	132,120	123,000
2009	137,405	123,000
2010	—	123,000
Thereafter	459,002	287,000

	$1,377,360	$1,046,083

Contingencies
The Company is, at times, party to various legal actions arising in the ordinary course of business. While it is not possible to determine the ultimate outcome of these actions at this time, we do not believe that these matters will have a material adverse effect on our combined financial condition, results of operations, or cash flows.
10. Retirement Plan
The Company maintains a 401(k) retirement plan for all employees. Contributions by the Company are calculated at a rate of 20 percent of the first five percent contributed by the employee. Both employer and employee contributions are invested in the plan administered by the Company. For the year ended December 31, 2004 amounts contributed by the Company were approximately $25,000.
11. Related Party Transactions
The Company rents space from entities controlled by the shareholders that are not combined in these financial statements (the Affiliates). During the year ended December 31, 2004 rent expenses amounted to approximately $150,000 for the showroom in Copiague and

SURFSIDE 3 MARINA, INC. AND OPERATING AFFILIATES
Notes to Combined Financial Statements (Continued)
11. Related Party Transactions (contintued)
approximately $444,000 for the marina in Lindenhurst. The leases are cancelable by the Affiliates at any time. Rental expenses are expected to approximate $650,000 per year.
Periodically, the shareholders advance funds to the Company. No interest or repayment terms exist. Funds are drawn each year in payment of these obligations, as well as for distributions to shareholders. For the year ended December 31, 2004 shareholder advances were approximately $2,518,000 and shareholder distributions were approximately $8,412,000.
The Company also advances funds to and receives advances from the Affiliates. At December 31, 2004, the net amount due to the Affiliates was approximately $680,000. There was no outstanding net amount due to the Affiliates at September 30, 2005. At September 30, 2005 the Company had a non-secured, non-interest bearing receivable from an Affiliate of approximately $1,152,000.
12. Subsequent Events
On March 31, 2006, the Company entered into and closed an Asset Purchase Agreement with MarineMax, Inc. pursuant to which MarineMax, Inc. acquired substantially all of the Company’s assets and assumed certain liabilities of the Company’s watercraft business.
The consideration paid by MarineMax, Inc. was a combination of cash and common stock. MarineMax, Inc. acquired the Company’s operating assets for approximately $24.8 million in cash and 665,024 shares of MarineMax, Inc. common stock, plus working capital adjustments and the assumption of certain liabilities, including floor plan financing obligations. A portion of the shares of common stock will be held in escrow for a one-year period as security for the Company’s representations and warranties as specified in the agreement.
The agreement also contains other provisions, covenants, representations, and warranties made by the Company and MarineMax, Inc. that are typical in transactions of this size, type, and complexity.